    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 1997



                                            REGISTRATION STATEMENT NO. 333-35923

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1



                                       TO


                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                 J. BAKER, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   MASSACHUSETTS                                            04-2866591
          (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
           INCORPORATION OR ORGANIZATION)

                              555 TURNPIKE STREET
                          CANTON, MASSACHUSETTS 02021
                                 (781) 828-9300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------


   NAME OF ADDITIONAL REGISTRANTS        STATE OF INCORPORATION     I.R.S. EMPLOYER IDENTIFICATION NUMBER
------------------------------------     ----------------------     -------------------------------------
WGS Corp.                                   Massachusetts                         04-3128706
JBI, Inc.                                   Massachusetts                         13-1722620
JBI Holding Co., Inc.                       Delaware                              51-0304938
Morse Shoe, Inc.                            Delaware                              04-1638796
Buckmin, Inc.                               Massachusetts                         04-6046160
ELM Equipment Corp.                         Massachusetts                         04-6046069
ISAB, Inc.                                  Delaware                              06-1047189
Jared Corporation                           Puerto Rico                           66-0464826
Morse Shoe (Canada) Ltd.                    Canada                                 7318-9482
Morse Shoe International, Inc.              Delaware                              04-2484715
White Cap Footwear, Inc.                    Delaware                              06-0983746
Spencer Companies, Inc.                     Massachusetts                         04-1856115
Spencer No. 301 Corp.                       New York                              04-2129408
The Casual Male, Inc.                       Massachusetts                         04-3102315
TCM Holding Co., Inc.                       Delaware                              51-0336334
TCMB&T, Inc.                                Massachusetts                         04-3272368


                            ------------------------

                              PHILIP G. ROSENBERG
        EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
                                 J. BAKER, INC.
                555 TURNPIKE STREET, CANTON, MASSACHUSETTS 02021
                                 (781) 828-9300
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                With copies to:

        STEPHEN W. CARR, P.C.                  MARK T. BEAUDOUIN, ESQ.                  HOWARD A. SOBEL, ESQ.
       RAYMOND C. ZEMLIN, P.C.               FIRST SENIOR VICE PRESIDENT,               THOMAS E. MOLNER, ESQ.
     GOODWIN, PROCTER & HOAR LLP            GENERAL COUNSEL AND SECRETARY         KRAMER, LEVIN, NAFTALIS & FRANKEL
Exchange Place, Boston, Massachusetts               J. BAKER, INC.               919 Third Avenue, New York, New York
                 02109                       555 Turnpike Street, Canton,                       10022
            (617) 570-1000                       Massachusetts 02021                        (212) 715-9100
                                                    (781) 828-9300


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------


    THE REGISTRANT AND THE ADDITIONAL REGISTRANTS (COLLECTIVELY, THE "REGISTRANTS") HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                EXPLANATORY NOTE

     This Amendment No. 1 to this Registration Statement is an exhibit-only filing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the securities being registered will be borne by the Company and are set forth in the following table (all amounts except the registration fee are estimated):

        Registration fee.................................................  $30,303.03
        Legal fees and expenses..........................................
        Blue Sky fees and expenses.......................................
        NASD filing fee..................................................   10,500.00
        Accounting fees and expenses.....................................
        Trustee fees and expenses........................................
        Rating agency fees...............................................
        Printing fees and expenses.......................................
        Miscellaneous....................................................
                                                                             --------
                  Total..................................................  $
                                                                             ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by applicable Massachusetts law, Article 6A of the J. Baker, Inc.'s Restated Articles of Organization, as amended, provides that J. Baker, Inc. shall indemnify, except as limited by law or as otherwise provided in the
J. Baker, Inc.'s Articles of Organization, each person who serves or has served as a director or in any other office filled by election or appointment by the stockholders or the Board of Directors of J. Baker, Inc. against all liability fixed by a judgment, order, decree, or award in any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency incurred by such person in connection with each such action, suit or proceeding in which such person is involved as a result of serving or having served J. Baker, Inc. in such capacity or, at the request of J. Baker, Inc., as a director, officer, employer or other agent of any other organization. No indemnification will be provided under
Article 6A to such a person with respect to a matter as to which it shall have been adjudicated in any such action, suit or proceeding that such person did not act in good faith in the reasonable belief that such person's action was in the best interests of J. Baker, Inc. Also, in the event that any such action, suit or proceeding is compromised or settled so as to impose any liability or obligation upon such person or upon J. Baker, Inc., no indemnification shall be provided to such person with respect to a matter if J. Baker, Inc. has obtained an opinion of counsel that with respect to such matter such person did not act in good faith in the reasonable belief that such person's action was in the best interests of J. Baker, Inc.

     Article 6F of the J. Baker, Inc. Articles of Organization provides that no director of J. Baker, Inc. shall be personally liable to J. Baker, Inc. or to its stockholders for monetary damages for breach of the director's duty as a director notwithstanding any provision of law imposing such liability; provided, however, that Article 6F also states that that Article shall not eliminate or limit any liability of a director (i) for any breach of the director's duty of loyalty to J. Baker, Inc. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of the Massachusetts Business Corporation Law, or (iv) with respect to any transaction from which the director derived an improper personal benefit.

     Article 6F also provides that if the Massachusetts Business Corporation Law is subsequently amended to further eliminate or limit the personal liability of directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the directors of J. Baker, Inc. shall be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law as so amended.

ITEM 16.  EXHIBITS.


EXHIBIT NO.                                      DESCRIPTION
-----------   ----------------------------------------------------------------------------------
    *1.1      Form of Underwriting Agreement among the Underwriters named therein and the
              Company
    *4.1      Form of Indenture among the Company, the Guarantors named therein and the Trustee
    *4.2      Form of Note (included in Exhibit No. 4.1)
    *5.1      Opinion of Goodwin, Procter & Hoar LLP as to the legality of the Notes being registered
   +12.1      Statement re computation of ratios
   +23.1      Consent of KPMG Peat Marwick LLP, Independent Accountants
   *23.2      Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto)
   +24.1      Powers of Attorney (included in Part II of this Registration Statement)
    25.1      Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939


---------------
* To be filed by amendment.

+ Previously filed.


ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

     (d) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, J. Baker, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Canton, Commonwealth of Massachusetts, on the 9th day of October, 1997.


                                          J. BAKER, INC.

                                          By:    /s/ PHILIP G. ROSENBERG

                                            ------------------------------------
                                            Philip G. Rosenberg
                                            Executive Vice President, Chief
                                              Financial Officer and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               SIGNATURE                              CAPACITY                       DATE
----------------------------------------  ---------------------------------    -----------------

         /s/ ALAN I. WEINSTEIN            President, Chief Executive           October 9, 1997
----------------------------------------  Officer and Director (Principal
           Alan I. Weinstein              Executive Officer)

        /s/ PHILIP G. ROSENBERG           Executive Vice President, Chief      October 9, 1997
----------------------------------------  Financial Officer and Treasurer
          Philip G. Rosenberg             (Principal Financial Officer)

                   *                      Chairman of the Board of             October 9, 1997
----------------------------------------  Directors
            Sherman N. Baker

                   *                      Director                             October 9, 1997
----------------------------------------
        J. Christopher Clifford
                   *                      Director                             October 9, 1997
----------------------------------------
             Ervin D. Cruce

                   *                      Director                             October 9, 1997
----------------------------------------
            Douglas J. Kahn

                   *                      Director                             October 9, 1997
----------------------------------------
              Harold Leppo

                   *                      Director                             October 9, 1997
----------------------------------------
              David Pulver

                   *                      Director                             October 9, 1997
----------------------------------------
          Melvin M. Rosenblatt

                   *                      Director                             October 9, 1997
----------------------------------------
               Nancy Ryan

       * /s/ PHILIP G. ROSENBERG
----------------------------------------
          Philip G. Rosenberg
            Attorney-In-Fact

                                 EXHIBIT INDEX


  EXHIBIT NO.                                     DESCRIPTION
  -----------   --------------------------------------------------------------------------------
      *1.1      Form of Underwriting Agreement among the Underwriters named therein and the
                Company
      *4.1      Form of Indenture among the Company, the Guarantors named therein and the
                Trustee
      *4.2      Form of Note (included in Exhibit No. 4.1)
      *5.1      Opinion of Goodwin, Procter & Hoar LLP as to the legality of the Notes being registered
     +12.1      Statement re computation of ratios
     +23.1      Consent of KPMG Peat Marwick LLP, Independent Accountants
     *23.2      Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto)
     +24.1      Powers of Attorney (included in Part II of this Registration Statement)
      25.1      Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of
                1939


---------------
* To be filed by amendment.

+ Previously filed.